EXHIBIT 10.1
This Agreement (“Agreement”), effective as of the date executed by the last to sign of the parties (“Effective Date”), between SunRocket, Inc. (“Service Provider” hereinafter referred to as “SP”), a Delaware corporation, located at 8045 Leesburg Pike, Suite 300, Vienna, Virginia 22182, and American Telecom Services, Inc., a Delaware corporation (“ATS”) located at 2466 Peck Road, City of Industry, CA 90601 memorializes the obligations of the parties in connection with VoIP hardware (“Telephones” and/or “Telephone”) provided by ATS, associated with the ATS System (“ATS System”) as described in Appendix A and future versions of the Telephone (“New Telephones” and/or “New Telephone”) to be reviewed and approved by SP from time to time as further outlined herein. Such approval shall be subject to the certification process and requirements as set forth in Appendix F herein. SP provides Internet Phone services to consumers, including communications and customer services (“Services”) to support customer accounts (“Customer Account” or “Customer Accounts”). The Telephones and New Telephones shall be preconfigured to support an SP Customer Account. The Telephones shall be distributed to retail outlets for subsequent resale to consumers who then activate new Customer Accounts in conjunction with such Telephones and/or New Telephones (“End Users”) throughout the United States.

As of the Effective Date, all prior agreements between the parties, whether oral or written, including the agreement dated June 7, 2005, shall terminate.

1.	ATS Obligations.

a.
Upon execution of this Agreement, ATS will use commercially reasonable efforts to configure its Telephones and New Telephones to work with the SP Services. ATS will use commercially reasonable efforts to provide engineering and technical configuration support to SP as necessary to ensure its Telephones and New Telephones can support SP service features and quality standards. ATS will also ensure that the appropriate SP mark or marks (as determined by SP) are placed on each of the Telephones and New Telephones and any supporting equipment when inventory considerations and design specifications permit, at ATS’s sole discretion.

b.
ATS further agrees to design the packaging and packaging inserts for the Telephones and New Telephones. ATS will ensure that the appropriate SP mark or marks (as determined by SP) will be placed on all packaging and packaging inserts. SP, with ATS’s cooperation and guidance, will provide all information and design for service offering inserts and information pertaining to the service offering for the packaging. ATS acknowledges that any retail packaging or materials shall include any information necessary to comply with FCC and FTC regulations as mutually agreed upon by the parties and provided for by ATS with respect to the Telephones and New Telephones and SP with respect to the Services. SP will have the right to review and approve the use of its brand, marks and colors and the representation of its service plans.

c.
ATS will provide SP with all documentation and training materials associated with its Telephones and New Telephones so that SP can provide first level customer support. ATS further agrees to provide second level support and troubleshooting assistance for SP technical support. The account servicing obligations of each party, including the hours during which each party must provide such support, are described in Appendix D.

d.
ATS will send to SP via FTP transfer data files on a periodic basis containing a list of MAC IDs for Telephones and New Telephones to be shipped to retailers or to be designated for corporate use. Such MAC IDs in the data file will be associated with the retailer that they are being shipped to (or otherwise designated as corporate use accounts). SP will enter these MAC IDs into their database, making the Telephones and New Telephones associated with those MAC IDs ready for activation by End Users, associate them with the designated retailer, and send an email to ATS acknowledging that the information has been entered into their system and that the associated hardware may be activated within seven (7) business days following the date that the file was received.

e.	ATS will use commercially reasonable efforts to resolve all End User disputes regarding Telephones and New Telephones within a commercially reasonable amount of time.

2.	SP Obligations.

a.	During the term and subject to the terms and conditions contained herein, SP agrees to provide Telephone and New Telephone End Users with Services, subject to the terms contained herein.

b.	SP will use commercially reasonable efforts to resolve all End User disputes regarding Services within a commercially reasonable amount of time.

c.
Subject to FCC, FTC and any other governmental requirements, SP agrees to provide ATS with End User information as described in Appendix C, section 3. Such information shall constitute Confidential Information under this Agreement. ATS shall use such information only for the purposes specified in Appendix C and only in full compliance with SP’s privacy policy, the most recent copy of which is available at www.sunrocket.com/privacy.

d.
SP shall make commercially reasonable efforts to ensure new End Users contacting SP to activate a Telephone or a New Telephone are activated on such devices so ATS receives appropriate credit for such Customer Account activations.

3.	VoIP Hardware

a.	Telephones: For purposes of this Agreement, the terms Telephone and Telephones shall refer individually and collectively to the following ATS models: * and * .

b.
New Telephones: For purposes of this Agreement, the terms New Telephone and New Telephones shall refer individually and collectively to up to ten (10) additional ATS devices, provided they comply with the requirements of Appendix A. ATS has initially designated the following models as New Telephones:     *     and     *    .

c.
No Telephones or New Telephones may be sold by ATS or its retail/channel partners unless ATS has provided SP with all requested and required documentation necessary to support such Telephones or New Telephones and such Telephones and New Telephones have been certified by SP for use on SP’s network in the manner provided in section 3.d. Minimum documentation requirements for customer support are outlined in Appendix E.

d.
ATS shall give SP a minimum of     *     days to test any Telephones and New Telephones to ensure such Telephones and New Telephones interact properly with SP’s network, based on the certification requirements and process outlined in Appendix F. Upon submission, SP will, within     *     days of receipt of a Telephone or New Telephone, provide ATS with an expected timeframe for testing within the     *     day window. SP shall use commercially reasonable efforts to complete testing of Telephones and New Telephones within this expected timeframe, however, SP and ATS acknowledge that unforeseen circumstances, including, but not limited to, bugs and other issues with Telephones and New Telephones uncovered by SP may limit SP’s ability to complete testing and certification within the expected timeframe outlined above. SP may reject any Telephones or New Telephones that do not meet SP’s requirements for interaction with SP’s network and ask that ATS resubmit such Telephones and New Telephones for approval once identified issues have been remedied.

e.
If SP determines that End Users using any Telephone and/or New Telephone are (i) churning at rates     *     percent (    *    %) or more than churn rates of SP subscribers not using such Telephone and/or New Telephone (churn rate comparisons of End Users using any Telephone and/or New Telephone shall be based on a comparison to churn rates of SP subscribers not using Telephones or New Telephones in a comparable stage of tenure); and/or (ii) driving SP customer support trouble tickets at rates     *     percent (    *    %) or more of customer support trouble ticket rates of SP subscribers not using Telephones or New Telephones, SP may, in its sole discretion, require ATS to cure the identified problem. If, after     *     days from the point ATS is asked to cure such problem (the “Cure Period”), during which time ATS shall not be permitted to distribute any additional such Telephone or

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* Subject to a request for confidential treatment; Separately filed with the Commission.

New Telephone to Strategic Accounts or Non-Strategic Accounts (as defined below), ATS is unable to remedy the issues causing such churn or customer care issues, ATS will immediately cease production and recall, at its sole cost and expense, all such Telephones and/or New Telephones from retailers and cease further sales of such Telephones and/or New Telephones to prospective and existing End Users until issues causing such churn or customer care issues have been addressed to SP’s satisfaction. SP may agree, in its sole discretion, to extend the Cure Period upon written notice to ATS.

4.
Reports. SP shall provide to ATS the reports described in Appendix C, section 3 at the frequencies provided therein. In addition, from time to time, ATS may identify additional reports to be generated by SP and delivered to ATS on an ad hoc or periodic basis. SP will use commercially reasonable efforts to produce such additional reports requested by ATS.

5.
Deactivation. SP reserves the right to terminate Services to any Customer Account if it determines, in its sole discretion, that End Users of such Customer Accounts are actually or allegedly engaged in activities that are illegal, fraudulent or wrongful or which may be harmful to SP in any way. ATS shall receive a     *     report of all such deactivated Customer Accounts and SP shall make commercially reasonable efforts to provide reasons for such deactivations. SP may also terminate End Users for non-payment or if they are violating the terms of SP’s “Terms of Service” as set forth on the SunRocket.com website and as may change from time to time.

6.
Marketing and Distribution. ATS will use its commercially reasonable efforts to promote and market the Services in conjunction with the ATS System under this Agreement. ATS’s distribution of the Telephones and New Telephones in conjunction with the Services shall be limited initially to the Strategic Accounts identified in Section 9 below, except as further outlined below. Distribution of Telephones and New Telephones through any other retailer or channel (a “Non-Strategic Account”) may occur only if approved in writing in advance by SP, which approval is in SP’s sole discretion. ATS and SP agree that     *    ,     *    ,     *     and any accounts where ATS has already shipped products, to be limited to     *    ,     *    ,     *     and     *    , shall be considered approved Non-Strategic Accounts under this Agreement. Nothing herein shall limit ATS’ right to promote, market and distribute any hardware or device that is not bundled with the Services provided by SP, nor SP’s right to promote and distribute other hardware or Services not bundled with the ATS System. ATS shall be solely responsible for the development of all promotional and marketing materials, inserts and advertising materials (“Materials”) except as set forth in section 1 (b) above and SP shall have the right to approve in writing in advance the representation of the SP brand, logos, marks, service plans and any marketing positioning related to the SP Services on all such Materials. SP will make commercially reasonable efforts to issue approval or rejection of such Materials within five (5) business days. Should SP require certain disclosures required by Regulatory Authorities to be included with the Telephones and/or New Telephones in the packaging, SP agrees to provide ATS with such information in a timeframe

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* Subject to a request for confidential treatment; Separately filed with the Commission.

sufficient to permit ATS to include the disclosures with the Telephones and/or New Telephones.

7.
PAYMENT METHODS FOR SUBSCRIBERS. SP agrees to accept payment via credit card and debit card. More payment methodologies such as ACH and Pay Pal may be added in the future, but may require an additional fee, paid by the End User, for the use of Services (any such fees shall not be due any Commissions as defined in section 10 below).

8.
MARKETING CO-OP PAYMENTS. SP agrees to pay     *     per Customer Account activated on Telephones through any Non-Strategic Account (as defined in Section 6 above), as applicable. Such payments will be payable on all such Customer Accounts activated through Non-Strategic Accounts that are active thirty (30) days post initial Customer Account activation. SP agrees to pay     *     per Customer Account activated on New Telephones through any Non-Strategic Account (as defined in Section 6 above), as applicable. Such payments will be payable on all such Customer Accounts activated through Non-Strategic Accounts that are active sixty (60) days post initial Customer Account activation. Such payments will be allocated by ATS for the promotion and marketing of Services, such that the creative design of such promotions shall conform with section 1(b) and section 19 herein. On a regular and timely basis, ATS will provide SP in advance with a summary plan for spending allocations and purposes, plus regular performance reports as specified in Appendix C.3 and SP shall have the right to audit such spending and confirm matching payment by ATS and confirm that such funds were used solely for the purpose of marketing the combination of the ATS System and SP’s Service. At ATS’ sole discretion, ATS may allocate up to     *     of the Agent Fees as set forth in section 10 below as an additional Marketing Co-op Payment. All payments to ATS shall be made to ATS via wire transfer by the 25th day of each month for the prior month’s activity, provided that no such payment shall be made for a sum less than $10,000, in which case the amount shall be accrued in an account earmarked for ATS and paid with the next payment due to ATS.

9.
KEY CITY FUNDS. ATS hereby designates     *    and     *     as its     *    allowed “Strategic Accounts” under this Agreement, for which “Key City Funds” would apply. Upon acceptable notification of the shipment of Telephones and New Telephones and related equipment to and their arrival at a Strategic Account, SP and ATS agree to each commit     *     to service the initial Strategic Accounts as “Key City Funds” to be allocated by ATS. SR shall have the right to audit spending on Key City Funds and confirm matching payment by ATS and confirm that such funds were used solely for the purpose of marketing the combination of the ATS System and SP’s Service. All payments to ATS shall be made to ATS via wire transfer by the 25th day of each month following the submission of allocation information or a bill from ATS to SP for the prior month’s activity.

10.
SERVICE COMMISSIONS. SP shall be responsible for maintaining all billing, collection and transaction records with respect to an End User’s use of the Services in conjunction with Telephones or New Telephones. SP shall pay a percentage of Net

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* Subject to a request for confidential treatment; Separately filed with the Commission.

Revenue (“Commissions”) to ATS for each End User who purchases a Telephone or New Telephone through ATS, a Strategic Account or a Non-Strategic Account and newly activates a Customer Account in conjunction with such purchase as outlined below. The term “Net Revenue” means gross revenues collected less any service credits, taxes and regulatory mandated fees incurred by SP.

End Users Of Telephones: For the first     *     in monthly Net Revenue per End User using a Telephone, SP agrees to pay ATS     *    percent (    *    %) of the Net Revenue for any Customer Account activated. For monthly Net Revenue per End User using a Telephone exceeding     *    , SP agrees to pay ATS     *     percent (    *    %) of the Net Revenue in excess of     *    .

End Users of New Telephones: Except for End Users on SP’s limited monthly plan (currently priced at $9.95), SP agrees to pay ATS: (i)     *     percent (    *    %) of the Net Base Plan Revenue (as defined below) for any End User using a New Telephone for the first twelve (12) months following activation; plus (ii)     *     percent (    *    %) of the Net Base Plan Revenue for any End User using a New Telephone during the second twelve (12) months following activation; plus (iii)     *     percent (    *    %) of the Net Base Plan Revenue for any End User using a New Telephone during the third twelve (12) months following activation. For purposes of calculating Commissions payable on End Users of New Telephones, “Net Base Plan Revenue” shall mean gross revenue collected on such End User’s base telephony service plan, less any service credits related to such End User’s base telephony plan, taxes and regulatory mandated fees associated with such base telephony service plan. “Net Base Plan Revenue” shall not include revenue from any additional services sold on top of such End User’s base telephony service plan.

All payments to ATS shall be made via wire transfer by the 25th day of each month for the prior month’s activity, provided that no such payment shall be made for a sum less than $10,000, in which case the amount shall be accrued in an account earmarked for ATS and paid with the next payment due to ATS. Upon reaching minimum monthly volume levels, each payment shall be accompanied by a detailed report that includes a month-to-date activity summary for the covered period, listed by Customer Account as formatted in Appendix C.

Commissions on End Users who activate monthly plans shall be payable on monthly Net Revenue or Net Base Plan Revenue as received by SP. For End Users of the Telephones and/or New Telephones who sign up for a SP prepaid plan (i.e. any SP plan where payment for a period in excess of a month is made up-front), applicable gross revenue for purposes of calculating Net Revenue/Net Base Plan Revenue and associated Commissions due in a given month of the term of such prepayment shall be equal to the prepaid amount spread evenly over the number of months to which such prepayment applies, assuming such End User
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* Subject to a request for confidential treatment; Separately filed with the Commission.

still has an active Customer Account with SP. If such End User no longer has an active Customer Account with SP, no further Commissions shall be due to ATS.

For example, if an End User of a Telephone signs up for a $199 prepaid annual plan, gross service revenue used for calculating Net Revenue and associated Commissions payable on such End User for a particular month shall be equal to $16.58, which equals $199 divided by 12. If, however, such End User no longer has a Customer Account, no Commission payment shall be due to ATS on the refunded amount.

11.
AGENT FEES. SP agrees to pay ATS an Agent Fee (“Agent Fee”) for each activated Customer Account generated by ATS that remains active for a period of at least     *     days according to the table as set forth in Appendix B. All payments to ATS shall be made to ATS via wire transfer by the 25th day of each month for the prior month’s activity, provided that no such payment shall be made for a sum less than $10,000, in which case the amount shall be accrued in an account earmarked for ATS and paid with the next payment due to ATS. Each payment shall be accompanied by a detailed report that includes a month-to-date activity summary for the covered period, listed by Customer Account.

12.
RATES AND SERVICE PLANS. SP agrees to offer End Users the same Services plans it offers generally to its prospective subscribers, excluding limited-time special promotions. If ATS would like to create a special promotion to offer End Users, it will (i) obtain written approval from SP prior to offering such special promotion and (ii) fully fund the cost of such promotion (for example, if ATS were to offer prospective End Users a special promotion of three (3) free months of SP service when signing up for the $24.95 monthly plan, it would pay SunRocket $24.95 per month less applicable commissions during which SunRocket is not able to collect such revenue from such End Users due to the special promotion; similarly, if ATS were to offer End Users a promotion of three (3) free months of SP service when signing up for the $199 annual plan, it would pay SP $16.58 per month less applicable commissions of the promotion). ATS payments to SP for the above promotional activities may be netted against SP Agent Fees, Commissions and any other monies payable by SP to ATS, assuming such monies in the given month are sufficient to offset ATS’ promotional activities in the month.

13.
REBATES. SP agrees to pay ATS     *     percent (    *    %) of the redemption value of any rebates offered on phone master base station units and/or combination package containing the master base station unit and any number of expansion units for Telephones and New Telephones up to a maximum advertised rebate of     *    . SP agrees to pay ATS     *     percent (    *    %) of the redemption value of any rebates offered on phone expansion units for Telephones up to a maximum advertised rebate of     *     (“Rebate”). SP shall not bear the cost of any rebates associated with phone expansion units for New Telephones. ATS will invoice SP for the Rebate deposit prior to SP making any Rebate redemption payments. All payments to ATS shall be made to ATS via wire transfer on a bi-weekly basis, based on documented redemption.

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* Subject to a request for confidential treatment; Separately filed with the Commission.

14.
RECORDS. Each party hereto shall maintain reasonably complete, clear and accurate records of all information required to determine the amounts of any payments or transactions under the Agreement. Each party hereto, upon giving thirty (30) days prior written notice to the other party hereto, and no more than once during any twelve (12) month period, may conduct, at reasonable times during regular business hours and subject to the Confidentiality Obligations of Section 21, an inspection and audit of the portions of such books and records of the other party as is necessary to verify that such payments, including the amounts thereof, have been made in accordance with the terms hereof.

15.	TERM. This Agreement shall continue from the Effective Date until December 31, 2008 (the “Term”).

16.	TERMINATION.

a.
This Agreement may be terminated prior to its expiration upon the occurrence of any of the following: (a) by the non-breaching party, if the other party materially breaches this Agreement which breach is not cured within thirty (30) days of written notice thereof to the breaching party; (b) by SP or ATS, upon a determination by any governmental authority with jurisdiction over the parties that the provision of the Telephones, New Telephones and/or Services under this Agreement in the jurisdictions in which the Telephones and/or New Telephones are being distributed is contrary to existing laws, rules or regulations; the party electing to terminate shall provide written notice to the other party setting forth in reasonable detail the factual basis for such termination and the parties agree in good faith to attempt to create a solution or workaround, or modify the Services to eliminate the requirement creating the basis for such termination in a manner mutually agreeable for a period of no less than ten (10) business days after the receipt of such notice and if such agreement is reached or the factual basis for such termination is otherwise resolved, then the Agreement shall not be terminated. Upon termination of this Agreement for any reason, ATS shall immediately cease production of the Telephones and New Telephones intended to be used with Services provided by SP. Upon termination of this Agreement other than for breach by ATS or legal or governmental requirement, should ATS decide, in its sole discretion, to have SP continue to activate Customer Accounts associated with Telephones or New Telephones remaining in inventory, ATS shall provide SP with a final accounting setting forth the number of units in retail inventory (“Inventory Units”). SP will continue to activate Customer Accounts for End Users who purchase such Inventory Units for an additional period of up to six (6) months and ATS shall be entitled to all associated compensation (including, but not limited to Commissions, Agent Fees, Marketing Co-Op payments and SP contributions to rebates on Telephones, New Telephones and their expansion units) during that period; after this six (6) month period, SP will continue to activate Inventory Units, however, no further compensation (including, but not limited to Commissions, Agent Fees, Marketing Co-Op payments and SP contributions to rebates on Telephones,

New Telephones and their expansion units) would be due to ATS for such activations. Should ATS decide, in its sole discretion, to have SP discontinue activation of Customer Accounts associated with Inventory Units, then ATS shall, at its sole cost and expense, immediately recall all Inventory Units as of the date of said election and shall agree to indemnify and hold SP harmless as set forth below.

b.
SP may terminate this Agreement at any time after March 31, 2008 if ATS has not generated     *     active End Users as of March 31, 2008. Active End Users equals total Customer Account activations generated by ATS less any churn associated with such Customer Accounts.

c.
Following expiration of the Initial Term or any extension or renewal thereof or termination (other than as provided in this section 16) of this Agreement, SP shall continue to pay applicable Commissions on End Users of Telephones and/or New Telephones for a period of twelve (12) additional months. For End Users of Telephones and/or New Telephones who activated their Services in the twelve (12) months preceding the date of termination of this Agreement (other than for breach), SP shall continue to pay applicable Commissions for an additional twelve (12) months.

17.
OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS. SP shall be the sole and exclusive owner of all right, title and interest in and to all patents, copyrights, trademarks, trade secrets or other proprietary rights (“Intellectual Property Rights”) it owns. ATS acknowledges that the SP Services and system constitute valuable trade secrets of SP and constitute Confidential Information under this Agreement. ATS shall be the sole and exclusive owner of all right, title and interest (including, without limitation, all Intellectual Property Rights) in and to the ATS System. SP acknowledges that the ATS System constitutes valuable trade secrets of ATS and Confidential Information under this Agreement. Nothing in this Agreement shall be deemed to grant to one party, by implication, estoppel or otherwise, license rights, ownership rights or any other Intellectual Property Rights in any materials owned by the other Party or any affiliate of the other Party. Neither Party shall attempt to register the Intellectual Property Rights of the other Party, or cause any claim, lien or encumbrance to attach to any Intellectual Property Rights of the other Party nor decompile or reverse engineer any proprietary of the other Party. To the extent that ATS acquires any patent or other Intellectual Property Rights related to this Agreement, ATS shall grant to SP a royalty-free, nonexclusive, nontransferable right and license under any such patent or resulting patent for the term of the Agreement.

18.	INSURANCE. ATS and SP each agree to maintain levels of general commercial liability insurance coverage each deems appropriate during the Term.

19.
USE OF MARKS. Any and all trademarks and trade names that SP uses are and shall remain the exclusive property of SP. ATS has no rights therein and shall not reproduce or use any corporate names, trademarks, service marks, trade names or logos of SP (collectively “Marks”) without SP’s express prior written consent. SP

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* Subject to a request for confidential treatment; Separately filed with the Commission.

hereby grants ATS a limited, royalty-free license to use SP’s name and logo for the purpose of marketing the Products and Services during the Term of this Agreement, on all inserts, advertising, packaging, product and point of purchase, subject to the requirement of SP’s prior written approval as specified above.

20.
REPRESENTATIONS & WARRANTIES. Each party represents and warrants that: (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (b) it has all necessary power and authority to enter into this Agreement and to perform all its obligations hereunder; (c) neither the execution, delivery, or performance of this Agreement will (i) result in the breach of, or constitute a default under, the terms of any material contract to which it is a party or by which it is bound; (ii) violate its charter or by-laws; or (iii) require the consent or approval of any third party; and (d) it will perform its obligations hereunder in compliance with all applicable laws, rules and regulations. ATS further represents and warrants that the Telephones and the New Telephones do not infringe upon the Intellectual Property Rights of any third party, whether on a standalone basis or used in conjunction with the Services and that it has not received any notice or communication from any third party to such effect. EXCEPT FOR WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT, EACH OF SP AND ATS MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO ATS OR SP (AS APPLICABLE), OR TO ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OR OTHERWISE (IRRESPECTIVE OF ANY PREVIOUS COURSE OF DEALINGS BETWEEN THE PARTIES OR CUSTOM OR USAGE OF TRADE), OR RESULTS TO BE DERIVED FROM THE USE OF ANY SOFTWARE, SERVICES, HARDWARE OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT.

21.	INDEMNIFICATION.

21.1	Indemnity By ATS.

Subject to the limitations set forth elsewhere in this Agreement including, but not limited to the limitations set forth in Section 24, ATS, at its own expense, shall defend, indemnify and hold harmless SP, its affiliates,and their respective and current and former directors, officers and employees from and against any claims or demands by third parties (including, but not limited to, reasonable attorneys’ fees and other costs and expenses of litigation), or any other liabilities, losses, damages, judgments, or obligation of any kind or nature, or expenses related thereto, arising out of (i) ATS’s breach of the terms of this Agreement (including, but not limited to, a breach of any representation or warranty set forth in Section 20); (ii) ATS’s marketing or facilitation of the Services or provision of the Telephones, the New Telephones or the ATS System, including, without limitation, claims of fraud, misrepresentation or theft arising therefrom; (iii) any misconduct, act or omission on ATS’s part, whether negligent or intentional; (iv) ATS’s misuse or unauthorized use of the Marks; (v) any claim by a third party that the Telephones, New Telephones, or ATS System, or any portion or combination thereof contemplated under this Agreement, infringes any patent, copyright, trademark, trade secret, or other proprietary right of a third party; and (vi) ATS’s violation of FCC, trademark, copyright telemarketing or privacy laws.

21.2	Indemnity by SP.

Subject to the limitations set forth elsewhere in this Agreement including, but not limited to the limitations set forth in Section 24, SP, at its own expense, shall defend, indemnify and hold harmless ATS, its affiliates, and their respective current and former directors, officers and employees from and against any claims or demands by third parties (including, but not limited to, reasonable attorneys’ fees and other costs and expenses of litigation), or any other liabilities, losses, damages, judgments, or obligation of any kind or nature, or expenses related thereto, arising out of (i) SP’s breach of the terms of this Agreement (including, but not limited to, a breach of any representation or warranty set forth in Section 20); (ii) SP’s marketing or facilitation of the Services or provision of the Telephones, the New Telephones or the ATS System, including, without limitation, claims of fraud, misrepresentation or theft arising therefrom; (iii) any misconduct, act or omission on SP’s part, whether negligent or intentional; (iv) SP’s misuse or unauthorized use of the Marks; (v) any claim by a third party that the Services contemplated under this Agreement, infringes any patent, copyright, trademark, trade secret, or other proprietary right of a third party; and (vi) SP’s violation of FCC, trademark, copyright, telemarketing or privacy laws.

21.3	Limitations.

Notwithstanding Sections 21.1 and 21.2, if any claims, demands, liabilities, losses, damages, judgments or obligations referenced in Sections 21.1 and 21.2 are made, asserted or otherwise initiated against both ATS and SP, either in the same or different actions, and both parties are jointly or severally liable for such actions, the indemnity obligations set forth in Sections 21.1 and 21.2 shall not apply and, accordingly, each party is responsible to bear its own proportionate share of all costs and liabilities with respect to such actions.

21.4	Procedure.

All indemnification obligations set forth in Section 21 shall be subject to the following requirements (provided that the failure to comply with such requirements shall deprive the indemnified party of its right to indemnification only to the extent that such failure materially prejudices the indemnifying party): (i) the indemnified party shall provide the indemnifying party with prompt written notice of any claim; (ii) the indemnified party shall permit the indemnifying party to assume and control the defense of any action; and (iii) the indemnified party shall not enter into any settlement, assume any obligation to pay or compromise any claim without the indemnifying party’s prior written consent, which consent shall not be unreasonably withheld or delayed. In addition, the indemnified party may, at its own expense, participate in its defense of any claim.

22.
MANNER OF CONDUCTING BUSINESS. ATS and SP agree that, at all times during the term of this Agreement, each party shall: conduct its business in a manner that reflects favorably on the Services and the ATS System; make no false or misleading representation with regard to each other or the Services or ATS System; and conduct its business and the performance of its obligations under this Agreement in compliance with all applicable laws and regulations including all laws relating to tax, currency exchange, export, and commercial corrupt practices.

23.
CONFIDENTIALITY. “Confidential Information” means and all information which is of a confidential, proprietary, or trade secret nature, whether or not marked as confidential, that is furnished or disclosed by either party (“Disclosing Party”) to the other Party (“Receiving Party”) under this Agreement, including the specific business terms of the Agreement, business plans, technical data, performance data, programs, contracts, client lists, financial information, sales and marketing plans, business information, and any other information that is marked as “Confidential,” “Proprietary,” “Trade Secret,” or in some other manner to indicate its confidential, proprietary, or trade secret nature. Each of ATS and SP shall hold such Confidential Information in strict confidence and shall not reveal the same for a period of five (5) years after the termination of this Agreement, except for any information which is: generally available to or known to the public without violation of this Agreement; known to such party prior to the negotiations leading to this Agreement; or independently developed by such party outside the scope of this Agreement. Neither party shall be in breach of its confidentiality obligations hereunder if the Confidential Information is disclosed pursuant to a subpoena, judicial or governmental order or requirement (including the applicable disclosure requirements of the Federal securities laws and the rules and regulations of the Securities and Exchange Commission promulgated thereunder in the event that SP, shall file a registration statement to initiate a public offering of its securities during the term of this Agreement) SP acknowledges that ATS is a mandatory reporting company under Section 12(b) of the Securities Exchange Act of 1934, as amended, and as such, is subject to the applicable disclosure requirements of the Federal securities laws notwithstanding anything to the contrary contained in this section 23, but expressly subject to the immediately preceding sentence, the disclosing party only makes such disclosure to the extent required and, prior to making such disclosure, takes all reasonable steps to provide prompt and sufficient notice to the other party so that the other party may contest and/or limit such requirement, subpoena or order. Each of ATS and SP shall safeguard the Confidential Information of the disclosing party to the same extent that it safeguards its own confidential materials or data relating to its own business, and in any event with no less than a reasonable standard of care. Except as provided above, neither ATS nor SP shall reveal any such Confidential Information without the disclosing party’s express prior written consent. The parties agree that an impending or existing violation of these confidentiality provisions would cause to the disclosing party irreparable injury for which it would have no adequate remedy at law and the disclosing party may be entitled to obtain immediate injunctive relief prohibiting such violation, in addition to any other rights and remedies available to it.

24.
LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY IN ANY RESPECT FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, RELIANCE OR PUNITIVE DAMAGES, WHETHER IN TORT, CONTRACT OR PRODUCT LIABILITY, NOR SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS, REVENUE, DATA, GOODWILL, BUSINESS OPPORTUNITIES OR ANY OTHER COMMERCIAL DAMAGE OF ANY KIND OR NATURE WHATSOEVER. EXCEPT WITH REGARD TO ANY LIABILITY THAT RESULTS FROM INTENTIONAL MISCONDUCT BY A PARTY OR BREACH OF CONFIDENTIALITY OBLIGATIONS, IN NO EVENT SHALL THE LIABILITY OF EITHER PARTY WITH RESPECT TO ANY TELEPHONES, NEW TELEPHONES OR SERVICES PROVIDED HEREUNDER EXCEED THE AGGREGATE AMOUNT PAYABLE UNDER THE TERMS OF THIS AGREEMENT RELATING TO THE SPECIFIC ACCOUNTS GIVING RISE TO ANY CLAIM, WHETHER IN CONTRACT, TORT OR OTHER LEGAL THEORY. IN THE EVENT THAT EITHER PARTY PROVES THAT A FRIVOLOUS LAWSUIT HAS BEEN INITIATED, THEN SUBJECT TO THE RULING OF AN ARBITRATOR, RULE 11 MAY APPLY.

25.	APPROVAL. Whenever prior approval or consent is required in this Agreement, the approval or consent shall be memorialized in writing.

26.
PUBLICITY. Neither party, without the prior written consent of the other party, will make any news release or other public statement or disclosure regarding the existence of the terms and conditions of all or any part of this Agreement or any discussions or negotiations relating thereto, except as may be required by applicable securities laws, but only upon reasonable advance notice to, and consultation with, the other party.

27.
FORCE MAJEURE. Neither Party shall be liable to the other Party or be deemed to be in breach of this Agreement by reason of any Excusable Delay. A Party experiencing an Excusable Delay in its performance shall immediately notify the other Party by telephone (to be confirmed in writing within three days after the inception of the Excusable Delay) and shall describe in reasonable detail the circumstances causing such Excusable Delay. The Party experiencing Excusable Delay shall be excused from performance of such obligations so affected by the Excusable Delay event for the period during which the Excusable Delay event continues and for such time thereafter as is reasonably necessary to overcome the effects of such Excusable Delay. Both Parties shall use all commercially reasonable efforts to overcome or work around the Excusable Delay event as soon as reasonably practicable. The term “Excusable Delay” shall mean a delay in performance or failure to perform which is due to an event beyond the reasonable control of a Party and shall include, without limitation, (a) acts of God, weather conditions, explosion, flood, earthquake, or fire; (b) war or threat of war, sabotaging, riot, revolution, civil disturbance or requisition; (c) acts, restrictions, regulations, prohibitions or measures of any kind on the part of any governmental authority; (d) import and export regulations or embargos; or (e) strikes, lockouts, or other industrial actions or trade disputes.

28.	CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts executed and to be performed entirely in such State.

29.
ARBITRATION.The parties shall use their commercially reasonable efforts to resolve any disputes, controversies or claims arising out of, in connection with, or in relation to this Agreement, or the breach thereof (each, a “Dispute”). If SP and ATS cannot resolve any Dispute to their mutual satisfaction within a thirty (30) day period after the commencement of such efforts, then, in each such instance, the Dispute shall be submitted to binding arbitration pursuant to the rules of the American Arbitration Association before one arbitrator selected jointly by the ATS and SP; provided, however, that if the parties fail to select an arbitrator within thirty (30) days after initiation of arbitration, the American Arbitration Association shall make such selection. The arbitrator shall be governed by the laws of the State of New York in the settlement of any dispute submitted to him or her. The arbitration shall be held in the County and City of New York. The arbitrator’s award shall be final and judgment may be entered upon it in any court having jurisdiction thereof. Arbitration as provided in this paragraph 29 shall be the sole and exclusive remedy for any Dispute.

30.
ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments writings and all other communications between the parties, both oral and written. No change, amendment, modification, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by an authorized signatory of both parties hereto.

31.
NOTICE. Any notice required to be given by either party to the other shall be deemed given upon proof of delivery only when mailed first class mail or by nationally recognized overnight courier service, duly addressed and with proper postage, if in writing addressed to the party to whom notice is being given at the address of such party set forth above.

32.
ASSIGNMENT. This Agreement is not assignable by either party hereto without the consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement to any of its affiliates or subsidiaries without the consent of the other Party; provided that the party assigning the Agreement shall remain liable for the performance of such affiliate or subsidiary.

33.
SEVERABILITY/WAIVER. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this

Agreement. No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

34.
EXPORT COMPLIANCE. ATS agrees to comply with all applicable export control legislation. Certain parts of the ATS System may be subject to United States export laws prior to import to or export from another country in accordance with the Export Administration Regulations. ATS agrees to comply with such laws and regulations. Diversion contrary to U.S. law is prohibited and will be a breach of this Agreement.

35.
SURVIVAL. The representations, warranties, limitations of liability, confidentiality, accrued payment obligations, and indemnities set forth in this Agreement shall survive the expiration or other termination hereof.

36.
EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all counterparts shall constitute but one and the same instrument, sufficient evidence of which for all purposes shall be any set containing counterparts executed by both Parties. The Parties agree that such counterparts may delivered by facsimile and that such facsimile counterparts shall evidence a binding agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Please acknowledge your acceptance of the above Agreement by signing where indicated below.

Sincerely,

American Telecom Services Inc.

By: /s/ Adam Somer Adam Somer, Co-President Date: Nov. 13/06 AGREED TO AND ACCEPTED: SUNROCKET, INC. By: /s/ Lisa Hook Name, Title: Lisa Hook, President and CEO Date: 11/14/06

Appendix A: The ATS System

The ATS System is a multi-handset cordless broadband phone. The master unit connects directly, using an RJ-45 connection, into the End User’s modem or router. Each master unit is able to connect with multiple extension handsets. The extension handsets receive their network connection by communicating with the master unit using radio. Their bases only serve to re-charge their battery. This phone, and future phones within this classification includes systems that have multiple handset configurations regardless of the radio technology that is used.

Appendix B: Agent Fees

Telephones: SP shall pay ATS the following Agent Fees for new End Users who activate Customer Accounts in conjunction with their purchase of Telephones through ATS, its Strategic Accounts and its Non-Strategic Accounts and remain End Users for a period of     *     days:

•	* . The maximum Agent Fee payable by SP under this structure is * .

•	*

New Telephones: SP shall pay ATS the following Agent Fees for new End Users who activate Customer Accounts in conjunction with their purchase of New Telephones through ATS, its Strategic Accounts and its Non-Strategic Accounts and remain End Users for a period of     *     days:

•	*

________________
* Subject to a request for confidential treatment; Separately filed with the Commission.

Appendix C: General Functions

1.	Incoming Call Rate Centers, Area Codes and Geographic Availability

The Services are designed for End Users who use them in geographic locations for which SP can provide Enhanced 911 (E911) emergency support, which will initially be limited to the geographic coverage region for the rate centers associated with the available SP phone numbers. Enhanced 911 provides access to emergency dispatch operators, who will automatically receive location and call-back information with the call.

2.	Local Number Portability

Local number portability (the service that allows consumers to have their phone number moved from their previous service provider to SP) is currently available to all users in serviceable areas provided that the consumer’s existing provider supports this function. Local number portability will continue to be made available to all users in serviceable areas and will be made available to existing users as it becomes possible in their area.

3.	Reporting

SP will provide ATS with the following reports for each     *     activity within     *     of the end of such     *    :

a.	* Activity Summary: Summary of all Agent Fees, Co-Op Payments and Commissions for each Strategic Account and Non-Strategic Account

SP shall keep full, true and accurate records of all information necessary to accurately calculate Agent Fees, Co-Op Payments and Commissions. Upon request from time-to-time, but no greater than     *    , SP shall make such records available for audit by ATS,     *    , during normal business hours at SP’s principal place of business or such other reasonable location determined by SP.

b.	MAC-ID Report: Detailed list of Telephone and New Telephone MAC-IDs activated and deactivated in the month, along with the service plan associated with the newly activated MAC-IDs.

________________
* Subject to a request for confidential treatment; Separately filed with the Commission.

Appendix D: Service Obligations

All customer services issues will first be directed to SP customer service via web, email or telephone. SP will handle all issues related to technical support, billing and general customer service and will use its commercially reasonable efforts to provide this service in accordance with its current service level standards of operation. SP’s current customer service level standards are as follows:

Hours of operation: Billing, General Customer
And Technical issues:	8 a.m. to 12 p.m. Monday to Friday 8 a.m. to 12 p.m. Saturday 8 a.m. to 12p.m. Sunday

Hold times:	80% of all customer calls will be answered within 90 seconds with a maximum hold time average in any 24 hour period of 10 minutes

E-mail response time:	Max: 24 Hours (not including auto-responder)

In the event that for any reason SP provided customer service does not comply with the levels of service described above, SP will take immediate action to rectify and improve the level of service to be consistent with existing standards. Maximum “hold times” above mentioned will not include aggregate hold times as a result of a required transfer of customer service to ATS as described below.

When a customer inquiry is received that involves issues or problems related to the products provided by ATS, SP will use its commercially reasonable efforts to troubleshoot the problem using troubleshooting guidelines provided by ATS. ATS agrees to provide ongoing training and support to SP customer service representatives in an effort to equip them to answer questions related to ATS products. Such support will be made available by ATS during SP’s customer service hours of operation, as outlined above.

Product (ATS) Returns:
ATS agrees to handle all aspects of ATS product returns (including, but not limited to Telephones and New Telephones) regardless of the reason for the return. In no instance shall SP be required to take physical possession of or remedy defects or other issues related to ATS devices or products. In the event SP inadvertently receives ATS product returns, SP will immediately forward the returns to ATS at the location specified by ATS. Additionally, in the event SP receives a request to accept return of an ATS product, the request will be forwarded to ATS customer service for resolution. In the event that SunRocket makes changes to its network that affects the consumers use of an ATS product, SP will work with ATS to troubleshoot problems that are identified with ATS products that are not the result of non-compliance with SunRocket certification rules so as to develop a standard answer or software update that may be provided to consumers so as to try to avoid product returns wherever possible.

Should ATS and SP agree to have SP or its other partners distribute Telephones and/or New Telephones on ATS’ behalf, or to have SP purchase Telephones and/or New Telephones for direct resale to existing and/or prospective SP subscribers, ATS and SP will mutually agree on the terms of such arrangements and the appropriate handling of returns related to such sales.

Appendix E: SP Minimum Customer Support Requirements

Prior to Training (4 weeks prior to launch of Telephone or New Telephone)

•	Product Overview describing the Telephone or New Telephone to be launched..

•	15 units of the Telephone or New Telephone to be used for customer support reference and testing purposes.

•	One soft copy and 10 hard copies of the user manuals, installation guides and administrative guides for the Telephone or New Telephone.

•	Advance copy of the Power Point presentation that will be used for training purposes below.

Training

•
ATS will provide on-site “Train-the-Trainer” sessions of approximately 4 hours each on a single visit per product introduction. The trainer must be available to train at a single location in the United States to be determined by SP; multiple “Train-the-Trainer” sessions on that visit may be required in SP’s sole discretion.

•	Trainers must be available for “Train-the-Trainer” and additional follow ups 3 weeks before the device is available for sale to consumers
o	During the first week, the trainer will be on-site at SP call centers performing “Train-the-Trainer” sessions.

o	During the second 2 weeks, the trainer must be available to assist in answering follow up questions and to finalize case base articles (protocols for dealing with common user occurrences).

Post Training

An engineer or trainer must be available for regular calls as deemed reasonably necessary by SP to answer further questions on the Telephones or New Telephones and to assist in continual updates to case base articles.

Appendix F: SP Customer Premise Equipment Certification Process

  Section A: Certification Requirements

These certification requirements as set forth in Appendix F may be changed from time to time by SunRocket in its sole discretion, provided that such changes are applied to the requirements given to all vendors equally with respect to certification of new devices for interaction with the SP network.

  Registration

Confirmation of Registration for 48 hours

Device must support     *    .

Device must stay registered.

Call-ID field must not change.

  SIP Messages

  Send SIP messages to ATA, verify the ATA generated SIP messages are in accordance with RFC

SFTF Test     *    , Unusual reason phrase: TBD (received ACK for     *     without reason phrase)
SFTF Test     *    , Valid request-URI: TBD (INVITE rejected)
SFTF Test     *    s, Missing Required Header Fields: TBD (all mandatory header fields present)
SFTF Test     *    , Redirection: TBD (successfull redirection)
SFTF Test     *    , Digest Authentication of REGISTER without qop: TBD (authentication reply is valid)
SFTF Test     *    , Server-driven re-registration period: TBD (received REGISTER shortly before expires)
SFTF Test     *    s, Presence of the rport parameter in Via: TBD (Via contains rport)
SFTF Test     *    , Proper Generation of transaction ID: TBD (branches in CANCEL and INVITE are equal)
SFTF Test     *    s, Ignore Record-Route from negative replies: TBD (Route header omitted because of negative reply)
SFTF Test     *    , Correct Route set construction: TBD (both RR and Route entries are equal)
SFTF Test     *    , To-tag resetting after     *    xx: TBD (To-tag is equal in redirected INVITE and original INVITE)
SFTF Test     *    , To-tag in CANCEL: TBD (To-tag is equal in CANCEL and INVITE)

____________________
* Subject to a request for confidential treatment; Separately filed with the Commission.

SFTF Test     *    , Proper To-tag use after receipt of multiple     *    x: TBD (To-tag in ACK matches correct     *     tag)
SFTF Test     *    ack, Proper Generation of ACK: TBD (r-uri and Via of INVITE and ACK are equal)
SFTF Test     *    can, Proper Generation of CANCEL: TBD (r-uri and Via of INVITE and CANCEL are equal)
SFTF Test     *    s, Correct loose routing: TBD (Loose routing is correct in request URI and Route header)
SFTF Test     *    s, Correct strict routing: TBD (Strict routing is correct in request URI and Route header)
SFTF Test     *    s, Correct UDP retransmission timing: TBD (UDP request retransmission matches RFC)
SFTF Test     *    , Presence of RFC3261 branch ID in Via: TBD (branch value begins with magic cookie ‘z9hG4bK’)
SFTF Test     *    , Presence of From tag: TBD (From contains tag)
SFTF Test     *    , Presence of Content-Length header: TBD (Content-Lenght is present)
SFTF Test     *    , Presence of Max-Forwards header: TBD (Max-Forwards is present)
SFTF Test     *    , OPTIONS support: TBD (OPTIONS answered with     *    )
SFTF Test     *    , Correct Via returning: TBD (Via in first reply is equal to Via in first request)
SFTF Test     *    , Require handling: TBD (INVITE rejected with     *    )
SFTF Test     *    , UTF in display names: TBD (request with UTF display names accepted)
SFTF Test     *    , A short torture request: TBD (torture INVITE accepted)
SFTF Test     *    , Extra trailing octets in a UDP datagram: TBD (trailing zeros ignored and INVITE accepted)
MOS Test     *    , Service Unavailable with Retry-After: TBD (next registration request is at retry-after interval)
MOS Test DNS_SRV, multiple SIP Proxies offered: TBD (fail over to alternate SIP Proxy)

  Verify that ATA implements a backoff algorithm in case of NOT receiving     *     OK from Proxy during registration request

SIP User Agent must include the software version
    *
    *
    *
    *
    *

  Call Scenarios

Device must be compliant with SIP RFCs, this applies to all tests in this section.

PSTN to SIP, all calls will be placed from a PSTN phone
Call setup, caller hang-up before call is answered

____________________
* Subject to a request for confidential treatment; Separately filed with the Commission.

Normal call, call is answered
Ring no answer
Inbound anonymous call
Call on hold, re-invite. The call is put on hold and then reconnected after a few seconds
Music on hold, re-invite with new SDP
SIP call forwarding, rings then forward to voice mail
Three way conference call
Caller disconnect the call
Callee disconnect the call
Busy here SIP 486
Call is answered and held up for one hour

SIP to PSTN, all calls will be placed from a SIP phone
Call setup, caller hang-up before call is answered
Normal call, call is answered
Ring no answer
Inbound anonymous call
Call on hold, re-invite. The call is put on hold and then reconnected after a few seconds
Music on hold, re-invite with new SDP
SIP call forwarding, rings then forward to voice mail
Three way conference call
Call is answered and held up for one hour
DTMF, the call is answered by PSTN and DTMF digits are sent
Busy here, SIP response 486
Call is answered PSTN disconnect the call
Call is answered SIP disconnect the call
7,10,11,15 and 16 digit dialing

SIP to SIP, all calls will be placed from a SIP phone:
Call setup, caller hang-up before call is answered
Normal call, call is answered
Ring no answer
Outbound anonymous call
Call on hold, re-invite. The call is put on hold and then reconnected after a few seconds
Music on hold, re-invite with new SDP
SIP call forwarding, rings then forward to voice mail
Three way conference call
Call is answered and held up for one hour
DTMF, the call is answered by SIP and DTMF digits are sent
Busy here, SIP response 486
Call is answered caller disconnect the call
Call is answered Callee disconnect the call

  Other Telephony Features

  Call waiting

Call waiting tone must be heard when call is active and another call is incoming.

  Distinctive ring

Device must support Bellcore-dr1, Bellcore-dr2, Bellcore-dr3 and Bellcore-dr4 tones.

  Message waiting indicator

Device must indicate to user when it receives Messages-Waiting: yes.

  Stutter tone

Stutter tone is heard when handset is off hook and voice mail is waiting.

  Caller ID

Calling party Caller ID is displayed on the handset.

411 (Directory Assistance)
611 (SunRocket Service)
0 (SunRocket Service)
00 (Voice mail)
*00 (Last Number Redial)
*66 (Busy Call Return)
*67 (Caller ID block per call)
*69 (Last Call Return)
*82 (Unblock Caller ID)
    *     to     *     (Programmable Speed Dial)
Customer enters numbers via SunRocket customer portal, device must send     *     through     *     in the INVITE.

  Fax (if device should reasonably be expected to allow for faxing- e.g. through extra RJ-11 port or otherwise)

A ten page fax is sent, fax must be received successfully with comparable image quality to the original.

Local Fax ATA to PSTN
    *     enabled
    *     enabled and     *     voice codec
    *     enabled and     *     voice codec

Local Fax PSTN to ATA
    *     enabled
____________________
* Subject to a request for confidential treatment; Separately filed with the Commission.

    *     enabled and     *     voice codec
    *     enabled and     *     voice codec
Long distance Fax ATA to PSTN
    *     enabled
    *     enabled and     *     voice codec
    *     enabled and     *     voice codec
    *     enabled and     *     voice codec
    *     enabled and     *     voice codec
Fax ATA to ATA
Both end     *     enabled
Sender     *    , Receiver     *     and     *
Both end     *     enabled and     *     voice codec
Both end     *     enabled and     *     voice codec
  Modem

TiVo dial out (if device should reasonably be expected to support interaction with TiVo service - e.g. through extra RJ-11 port or otherwise)

TiVo must be able to successfully dial out to local number.

  Answering machine

Answering machine picks up, records message and is disconnected when caller hangs up

  Other

Ensure INVITE packet size does not exceed     *     bytes
Seconds to hear first ring back tone
Ring back should be heard in under     *     seconds.
Off Hook condition transition to loud busy to notify of off-hook
Verify callid time stamps are correct
Device must support NTP.
Device must be configurable for different timezones.
Device must present correct local time to handset on incoming calls.
Pull power plug while firmware is updating
Device must recover gracefully and boot up on previous firmware.
Pull power plug when config is updating
Device must recover gracefully and boot up on previous configuration.
Push firmware update while call and ethernet traffic are active, what happens?
Device must not drop call, it should wait for call to end and then update firmware.
Push config update while call and ethernet traffic are active, what happens?
Device must not drop call, it should wait for call to end and then update configuration.
Push corrupt config file, what happens?
Device must recover gracefully and boot up on previous configuration.
____________________
* Subject to a request for confidential treatment; Separately filed with the Commission.

Push corrupt firmware file, what happens?
Device must recover gracefully and boot up on previous firmware.
User lost their password, how do we restore?
Device must support a method to reset user password.
What is the config snippet to give us remote access?
Device must support remote access (ssh, http, etc), this is toggled on and off in the configuration file.
What are the IVR functions, minimal requirement to enable IVR and the IVR codes?
Any IVR codes the device supports must be documented. No IVR code can circumvent configuration settings related to security or SIP credentials.
How do you push new config (sip/gui)
Document how to send updated configuation file.
How do you push firmware (sip/gui)
Document how to send updated firmware.
How do you pull config? (sip/gui)
Document how to retrieve running configuration from unit.

  Router features

Downloading Config file via HTTP
If supported, provide example syntax.
Downloading Config file via TFTP
If supported, provide example syntax.
Telnet to ATA
If supported, provide example syntax.
Download time for new SW version
Measure time to download file, device and file server on same lan, time must be under one minute.
Router throughput with testing procedure
Device must achieve minimum     *    Mb/s on all tests with the exception of QoS.
Device must not reboot under load.
http, ftp and scp tests used a     *     binary file.
Get the file     *     times, compute average.
QOS used TBF with a limit of     *     Kb/s (    *     Mb/s).
No calls were up.

ATA config	Server location	Traffic type	Throughput
NAT	WAN	http	Mb/s
NAT	WAN	ftp	Mb/s
NAT	WAN	scp	Mb/s
NAT	WAN	ttcp push to WAN	Mb/s
NAT PF *	LAN	http	Mb/s
NAT PF *	LAN	ftp	Mb/s
NAT PF *	LAN	scp	Mb/s
____________________
* Subject to a request for confidential treatment; Separately filed with the Commission.

NAT PF *	LAN	ttcp push to LAN	Mb/s
NAT mac clone	WAN	http	Mb/s
NAT mac clone	WAN	ftp	Mb/s
NAT mac clone	WAN	scp	Mb/s
NAT mac clone	WAN	ttcp push to WAN	Mb/s
NAT mac clone PF *	LAN	http	Mb/s
NAT mac clone PF *	LAN	ftp	Mb/s
NAT mac clone PF *	LAN	scp	Mb/s
NAT mac clone PF *	LAN	ttcp push to LAN	Mb/s
Bridge	WAN	http	Mb/s
Bridge	WAN	ftp	Mb/S
Bridge	WAN	scp	Mb/s
Bridge	WAN	ttcp push to WAN	Mb/s
Bridge	LAN	http	Mb/s
Bridge	LAN	ftp	Mb/s
Bridge	LAN	scp	Mb/s
Bridge	LAN	ttcp push to LAN	Mb/s
QOS - TBF	WAN	http	Mb/s
QOS - TBF	WAN	ftp	Mb/s
QOS - TBF	WAN	scp	Mb/s
QOS - TBF	WAN	ttcp push to WAN	Mb/s
QOS - TBF	LAN	http	Mb/s
QOS - TBF	LAN	ftp	Mb/s
QOS - TBF	LAN	scp	Mb/s
QOS - TBF	LAN	ttcp push to LAN	Mb/s
Overnight test, WAN to LAN:

Test ran for n hours.
A wget loop completed n downloads of a     *    MB file.
Average throughput was n Mb/s
PC interface saw roughly n GB RX, n GB TX.
The ATA did / did not reboot.

PPPoE
Service-Name field must be blank in PADI packets.
Device must get IP address, netmask, default gateway and DNS server information from PPPoE server.
MAC Spoofing
Device must support MAC Spoofing with any valid MAC address. This is only for TCP/UDP packets on the local lan. When the device requests its configuration file, it must uses its real MAC address in the path.
____________________
* Subject to a request for confidential treatment; Separately filed with the Commission.

IPSec Pass Through
Device must support Cisco and Nortel VPN clients in that no special configuration changes need to be made to support customer VPN.
Remote Configuration Management
Describe how device is remotely managed, access methods, etc.
Device must support http GET of its configuration and firmware files. The path for both of these must be fully customizable by SunRocket. Configuration files must include the device mac address in the path.
IP Filtering
No ports from any LAN computer should be exposed on the WAN side of the ATA unless explicitly configured.
Port Forwarding
Device must support TCP and UDP port forwarding.
DMZ Host
Must be able to enter the IP address of an internal host, device exposes all ports to this IP address except those ports forwarded otherwise.
User and admin web GUI access (SIP info must be inaccessible to user)
User account must be able to set all WAN IP address and connection method related parameters.
DHCP LAN network must default to     *     is the device itself. Configuration file must support ability to define alternate LAN addresses.
Admin web access must be disabled by default, with password protected access only.

Upstream router interoperability
Interoperability with different routers
Device WAN interface must be interoperable with consumer grade home routers, DHCP negotiation must be successful, device must be able to route traffic to and from WAN interface.

Interoperability with cable modems
Device WAN interface must be interoperable with cable modems, DHCP negotiation must be successful, device must be able to route traffic to and from WAN interface.

  External port scan

  Nessus Port Scan

A port scan will be conducted to ensure that only those ports configured for SIP and remote management (if enabled) are exposed on the WAN interface. All other ports must be closed.

____________________
* Subject to a request for confidential treatment; Separately filed with the Commission.

Appendix F: SP Customer Premise Equipment Certification Process (Cont’d)

  Section B: Certification Process

1.	SP makes decision to receive sample to certify
2.	Certification entails three processes:
o	Gizmo Management System (GMS) integration
o	Feature compatibility and testing
o	Performance and load testing
3.	Gizmo Management System (GMS) Integration
o	Ability to serve configuration files to remote ATA
o	Ability to serve new firmware versions to remote ATA
o	Ability to do an initial configuration of ATA for new customer
o	Software development effort to configure GMS to support new ATA
4.	Feature and Compatibility Testing
o	Test and support all SP service features
▪	“*” codes
▪	Call management features
o	SIP protocol compatibility with SP Platform
5.	Performance and Load Testing
o	Put IP traffic through device at line speed
▪	Both directions
o	Long duration load testing
▪	How long does device stay up at line speed
6.	Integration Testing in Development Lab
o	GMS and ATA integration testing
7.	Regression Testing in Operations QA Lab
o	GMS testing with currently supported ATA’s
8.	Decision on Certification Approval
o	Make sure all tests were done and results reviewed
o	Confirm devices meet minimum Certification Requirements outlined in Section A above